CONSENT OF INDEPENDENT AUDITORS

       We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-________) pertaining to the Non Employee Director Stock Option Plan of TelePad Corporation of our report dated February 15, 1996, with respect to the financial statements of TelePad Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Vienna, Virginia
July 16, 1996